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                                                                   EXHIBIT 10.58


                                     LEASE

                                  BY AND AMONG

                            ALAN K. ARNOLD, as Lessor

                                      AND

                       WADE FORD BUFORD, INC., as Lessee

                                      AND

                  SUNBELT AUTOMOTIVE GROUP, INC., as Guarantor

     1. PARTIES. This Lease is made this 2nd day of June, 1998, by and among Alan K. Arnold, individually, a Georgia resident, (herein called "Lessor"), Wade Ford Buford, Inc., a Georgia corporation (herein called "Lessee") and Sunbelt Automotive Group, Inc., a Georgia corporation (herein called "Guarantor").

     2. PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor, upon all of the conditions set forth herein, that certain real property situated in Cobb County, Georgia, commonly known as 4525 Nelson Brogdon Boulevard, Buford, Georgia 30518 and more particularly described as in Exhibit "A" attached hereto and made a part hereof. Said real property, including the land and all improvements thereon, is herein called the "Property."

     3. TERM AND POSSESSION.

     3.1 Initial Term. The initial term hereof shall be for ten (10) years commencing on the Closing Date as that term is defined in the Agreement and Plan of Merger and Reorganization dated November 21, 1997, as amended, among Wade Ford Buford, Inc., its shareholders, and Boomershine, et al ("Commencement Date") and ending on the Tenth (10th) anniversary of the Closing Date, unless sooner terminated pursuant to any provision hereof.

     3.2 Extended Term(s). The Lessee shall have the option, to be exercised as hereinafter provided, to extend the term of this Lease for two (2) successive period(s) of five (5) years(s) each (each such period herein referred to as the "Extended Term"), upon the condition that the Lease is in full force and effect and there is no default in the performance of any condition hereof at the time of exercise of the option and at the commencement of the Extended Term. Each Extended Term shall be upon the same conditions and terms, and the rent determined and payable, as provided in this Lease, except that there shall be no privilege to extend the term beyond the expiration of the second Extended Term. The Lessee shall exercise the option for an Extended Term by notifying the Lessor in writing at least six (6) months prior to the expiration of the then


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current term. Upon such exercise, this Lease shall be deemed extended without the execution of any further lease or other instrument. Any reference herein to the lease term shall include, in addition to the Initial Term, the Extended Term(s) as to which Lessee exercises its option.

     4. RENT.

     4.1 Rent Payment, Proration and Sales Taxes. All rental payments due hereunder shall be paid without notice or demand, and without abatement, deduction or setoff for any reason unless specifically provided herein. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly rent installment based on the number of days in such period and the number of days in the month in question. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing. In addition, Lessee shall pay to Lessor all sales and use taxes imposed by the State of Georgia or any other governmental authority from time to time, upon said rent and any other charges hereunder upon which sales and use taxes are imposed.

     4.2 No Waiver. The acceptance by the Lessor of monies from the Lessee as rent or other sums due shall not be an admission of the accuracy or the sufficiency of the amount of such rent or other sums due nor shall it be deemed a waiver by Lessor of any right or claim to additional or further rent or other sums due.

     4.3 Initial Rent. Beginning on the Closing Date and ending on the date that is Twelve (12) months after the Closing Date (the "Lease Anniversary") Lessee shall pay to Lessor as rent for the Property monthly payments of minimum rent in the amount of Twenty Thousand Dollars ($20,000.00), in advance, on or before the first day of each month throughout the first lease year.

     4.4 Rent Adjustments. Commencing at the beginning of the second lease year, the base monthly rental for the one year period following the Lease Anniversary shall equal one percent (1%) of the Fair Market Value (as hereinafter defined) of the Property (the Initial FMV rent"); provided, however, the Initial FMV Rent shall not be less than the base monthly rent then in effect. On the second anniversary after the Closing Date, and on every second anniversary thereafter, the base monthly rental for the Property shall increase to an amount equal to the base monthly rental then in effect plus an amount equal to the percentage increase in the Consumer Price Index ("C.P.I.") published from time to time by the United States Department of Labor [Bureau of Labor Statistics]. The sum so calculated shall constitute the new monthly minimum rent hereunder until the subsequent adjustment, but in no event shall any adjustment reduce the minimum rent to an amount lower than the minimum rent payable for the month immediately preceding the date of adjustment. No delay in establishing the rent adjustment shall be a waiver of Lessor's right to later collect the difference between the rental at the rate prior to adjustment, which shall continue to be paid until the adjustment is established, and the rental rate after adjustment. In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index


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most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on an alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said arbitration shall be paid equally by Lessor and Lessee. For purposes herein, the term "Fair Market Value" shall be the amount determined by the mutual agreement of the Parties subsequent to a valuation of the Property by an appraiser selected and paid for by Wade Ford Buford, Inc. and a second appraiser selected and paid for by Mr. Alan K. Arnold. If the Parties do not reach an agreement with respect to the Fair Market Value, a third appraiser shall be selected by the two initial appraisers and the third appraiser shall determine the Fair Market Value, and said third appraiser's determination shall be binding on the Parties. The costs of such a third appraiser, if any, shall be shared equally by the Parties.

     5. USE.

     5.1 Use. The Property shall be used and occupied only for an automobile dealership and ancillary uses and for no other purpose. Without limiting the foregoing, Lessee shall not use nor permit the use of the Property in any manner that will tend to create waste or a nuisance.

     5.2 Compliance with Law and Restrictions. Lessee shall, at Lessee's expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city government, and of any and all of their departments and bureaus, applicable to the Property, as well as all covenants and restrictions of record, and other requirements in effect during the term or any part thereof, which regulate the use by Lessee of the Property. To the best of Lessor's knowledge, the Property is in good operating condition, reasonable wear and tear excepted.

     6. MAINTENANCE, REPAIRS AND ALTERATIONS.

     6.1 Casualty and Condemnation. The specific provisions hereof relating to repairs after casualty or condemnation shall take precedence over the terms of this Section 6, but only to the extent in conflict herewith.

     6.2 Maintenance. Lessee shall, at Lessee's sole cost and expense, maintain the Property and all components thereof throughout the lease term, (including maintenance of lighting fixtures) in good, safe and clean order, condition and repair, including without limitation all plumbing, heating, air conditioning, ventilating, and electrical facilities and all components thereof, serving the Property, excepting (a) reasonable wear and tear, (b) loss or damage resulting from a casualty loss and (c) loss or damage resulting from a condemnation. Upon the occurrence and continuance of an Event of Default, and, if Lessee fails to perform Lessee's obligations under this Section 6 or under any other section hereof, Lessor may at Lessor's option enter upon the Property after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Property in good, safe


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and clean order, condition and repair, and the cost thereof together with interest thereon at the Default Rate (as hereinafter defined), shall be due and payable as additional rent to Lessor together with Lessee's next rental installment. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Property in good order, condition and repair.

     6.3 Plate Glass. Lessee shall maintain all plate glass, if any, within or on the perimeter of the Property.

     6.4 Termination of Lease. On the last day of the term hereof, or on any sooner termination, other than due from casualty loss, Lessee shall surrender the Property to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Lessee's moveable machinery, furniture, fixtures and equipment, other than that which is affixed to the Property, may be removed by Lessee upon expiration of the lease term. Lessee shall repair all damage caused by this removal. Lessee shall repair any damage to the Property occasioned by the installation or removal of its trade fixtures, furnishings and equipment. Upon termination of this Lease for any cause whatsoever, if Lessee fails to remove its effects, they shall be deemed abandoned, and Lessor may, at its option, remove the same in any manner that the Lessor shall choose, store them without liability to the Lessee for loss thereof, and the Lessee agrees to pay the Lessor on demand any and all expenses incurred in such removal, including court costs, attorney's fees and storage charges for any length of time the same shall be in the Lessor's possession. Lessee shall deliver all keys and combinations to locks within the Property to Lessor upon termination of this Lease for any reason. Lessee's obligations to perform under this provision shall survive the end of the lease term.

     7. Alterations and Additions.

     (a) Lessee shall not, without Lessor's prior written consent, make any material alterations, improvements, additions, or Utility Installations (as defined below) in, on, or to the Property. Upon Lessor's written consent, Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of such improvements, to insure Lessor against any liability for construction liens and to insure completion of the work. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Property to its prior condition. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, in addition to all other remedies of Lessor for Lessee's breach, Lessor may require that Lessee remove any or all of the same. As used in this Section, the term "Utility Installation" shall mean, air lines, power panels, electrical distribution systems, air conditioning and plumbing, if any.

     (b) Any material alteration, improvement, addition or Utility Installation in or to the Property that Lessee shall desire to make shall be presented to Lessor for approval in written

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form, with proposed detailed description or plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring all necessary permits to do the work from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work, and the compliance by Lessee with all conditions of said permits.

     (c) Lessee shall pay, when due, and hereby agrees to indemnify and hold harmless Lessor for and from, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee, at or for use in the Property, which claims are or may be secured by any construction lien against the Property or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work on the Property which might give rise to any such lien or claim of lien, and Lessor shall have the right to post notices of non-responsibility in or on the Property as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Property, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien, claim or demand indemnifying Lessor against liability for the same and holding the Property free from the effect of such lien, claim or demand. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is in its best interests to do so.

     (d) Unless Lessor requires their removal, all alterations, improvements, additions and Utility Installations made on the Property shall become the property of Lessor and remain upon and be surrendered with the Property at the expiration of the lease term without compensation to Lessee.

     7.1 Lessor's Interest Not Subject to Liens. The interest of Lessor shall not be subject to liens for improvements made by Lessee, and Lessee agrees to notify any contractor making such improvements of this provision.

     8. INSURANCE; INDEMNITY.

     8.1 Property Insurance - Lessee. Lessee shall at all times during the term hereof, at its expense, maintain a policy or policies insuring the Property against loss or damage by fire, explosion, and other hazards and contingencies ("all risk," as such term is used in the insurance industry), and plate glass insurance as required in the reasonable discretion of Lessor, in an amount of not less than one hundred percent (100%) of the full replacement value, as same may change from time to time.

     8.2 Liability Insurance - Lessee. Lessee shall, at Lessee's sole expense, obtain and keep in force during the term hereof a policy of bodily injury and property damage insurance, insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Property and the parking areas, walkways, driveways, landscaped areas and other areas exterior

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to the Property and appurtenant thereto. Such insurance shall be in an amount not less than One Million Dollars ($1,000,000.00) combined single limit, and umbrella liability coverage for an additional Ten Million Dollars ($10,000,000.00). The policy shall insure performance by Lessee of the indemnity provisions of this Section 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Upon demand, Lessee shall provide Lessor, at Lessor's expense, with such increased amounts of insurance as Lessor may reasonably require to afford Lessor adequate protection for risks insured under this Section. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Property arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

     8.3 Employees Compensation - Lessee. Lessee shall maintain and keep in force all employees' compensation insurance required with respect to Lessee's operations of the Property under the laws of the State of Georgia, and such other insurance as may be necessary to protect Lessor against any other liability to person or property arising hereunder by operation of law, whether such law is now in force or is adopted subsequent to the execution hereof.

     8.4 Lessee's Default. Should Lessee fail to keep in effect and pay for such insurance as it is in this section required to maintain, Lessor may do so, in which event, the insurance premiums paid by Lessor, together with interest thereon at the Default Rate from the date paid by Lessor, shall become due and payable forthwith and failure of Lessee to pay same on demand shall constitute a breach hereof.

     8.5 Lessee's Compliance. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Section 8. Lessee agrees to pay any increase in the amount of insurance premiums over and above the rate now in force that may be caused by Lessee's use or occupancy of the Property. In the event any increase in premiums is caused by the act or omission of Lessee in violation of the terms hereof, payment by Lessee of such increase shall not release Lessee from liability for such violation.

     8.6 Insurance Policies. Insurance required hereunder shall be with good and solvent insurance companies satisfactory to Lessor; in the absence of other specific directions, such companies shall hold a "General Policyholders Rating" of at least A minus, or such other rating as may be required by a lender having a lien on the Property, as set forth in the most current issue of "Best's Insurance Guide". All policies shall name Lessor as an additional insured. Lessee shall deliver to Lessor copies of policies of insurance required to be provided by Lessee under this Section 8 or certificates evidencing the existence and amounts of such insurance and its compliance with the conditions set forth in this Section 8. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor, and the interest of Lessor under such policies shall not be affected by any default by Lessee under the provisions of such policies. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by

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Lessee upon demand. If required by any mortgage encumbering the Property, the mortgagee shall also be a named or additional insured and the terms of all insurance policies shall comply with all other requirements of such mortgage.

     8.7 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for loss or damage arising out of, or incident to the perils actually insured against under this Section 8, which perils occur in, on, or about the Property, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     8.8 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all injury, expense, damages and claims arising from Lessee's use of the Property, whether due to damage to the Property, claims for injury to the person or property of any other Lessee of the building (if applicable) or any other person rightfully in or about the Property, from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee or its agents, servants, employees, licensees, customers, or invitees in or about the Property or elsewhere or consequent upon or arising from Lessee's failure to comply with applicable laws, statutes, ordinances or regulations, and Lessee shall further indemnify and hold harmless Lessor from and against any and all such claims and from and against all costs, attorney's fees, expenses and liabilities incurred in the investigation, handling or defense of any such claim or any action or proceeding brought in connection herewith by a third person or any governmental authority; and in case any action or proceeding is brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. This indemnity shall not require payment as a condition precedent to recovery.

     8.9 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Property, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from latent defects or other conditions arising upon the Property or upon other portions of the building(s) of which the Property is a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other Lessee of the building in which the Property is located.

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     9. DAMAGE OR DESTRUCTION.

     9.1 Damage or Destruction. In the event that the Property should be damaged or destroyed by fire, tornado or other casualty then Lessor shall within sixty
(60) days after the date of such damage, commence to rebuild or repair the Property and shall proceed with reasonable diligence to restore the Property to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Lessor shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Lessee or others within the Property, and in any event Lessor's obligation to repair shall be limited to the extent proceeds of insurance are available for such purpose. Lessor shall, unless such damage is the result of any negligence or willful misconduct of Lessee or Lessee's employees or invitees, allow Lessee a fair diminution of rent during the time that the Property is unfit for occupancy. Notwithstanding any of the foregoing, in the event any mortgagee, under a deed of trust, security agreement or mortgage on the Property, should require that the insurance proceeds be used to retire the mortgage debt, Lessor shall have no obligation to rebuild and this Lease shall terminate upon notice to Lessee. Any insurance which may be carried by Lessor or Lessee against loss or damage to the Property shall be for the sole benefit of the Lessor and under its sole control. Notwithstanding the above, in the event such damage or destruction occurs in the last two years of the Initial Term or Extended Term, either Lessor or Lessee may, at their option elect to terminate this Lease.

     9.2 Abatement of Rent; Lessee's Remedies.

     (a) In the event of damage described in this Section 9 which Lessor or Lessee repairs or restores, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Property is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

     (b) If Lessor shall be obligated to repair or restore the Property under the provisions of this Section 9 and shall not commence such repair or restoration within sixty (60) days after such obligation shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice and Lessee shall have no other rights against Lessor. Having commenced repairs or restoration, Lessor shall have a good faith obligation to proceed with same on a timely basis until such work is completed.

     10. PROPERTY TAXES.

     10.1 Definition of "Real Property Taxes". As used herein, the term "real property taxes" shall include any form of tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than

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inheritance, personal income or estate taxes) imposed on the Property by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, against any legal or equitable interest of Lessor in the Property or in the real property of which the Property is a part. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of " real property tax" or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or (iii) which is imposed as a result of a transfer, either partial or total, of Lessor's possessory interest in the Property, or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. The term "real property tax" shall not include any income, estate or inheritance tax assessed against Lessor, documentary stamp tax imposed as a result of Lessor's transfer of the fee interest in the Property, or any sales tax on rent or other payments due from Lessee hereunder

     10.2 Payment of Taxes. Lessee shall pay the real property taxes, as defined in Section 10.1, applicable to the Property throughout the lease term. If the term hereof shall not commence or expire concurrently with the beginning or expiration of the tax year, Lessee's liability for real property taxes for the first and last partial lease years shall be prorated on an annual basis.

     10.3 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained on the Property or elsewhere or on any leasehold improvements made to the Property by Lessee, regardless of the validity thereof or whether title to such improvements shall be in the name of Lessee or Lessor. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's personal property within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

     11. UTILITIES.

     (a) Lessee shall punctually pay for all water and sewer charges, and for all gas, heat, electricity, telephone, garbage collection and all other utilities and services consumed during the term hereof at the Property, together with any taxes thereon.

     (b) If charges to be paid by Lessee hereunder are not paid when due and Lessor elects to pay same, interest shall accrue thereon from the date paid by Lessor at the Default Rate, and such charges and interest shall be added to the subsequent month's rent and shall be collectible from Lessee in the same manner as rent. Lessor shall not be liable for damage to Lessee's business and/or inventory or for any other claim by Lessee resulting from an interruption in utility services.

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     12. ASSIGNMENT AND SUBLETTING.

     12.1 Assignment or Subletting. Lessee may not sublet the demised premises or any portion thereof or assign this Lease for the whole or any part of the term hereof without the consent of the Landlord, which consent may not be unreasonably withheld. For purposes of this Lease, the sale or transfer of a controlling interest in Lessee shall constitute an assignment. If Lessee desires to assign this Lease or sublet the Property or any portion thereof, it shall submit in writing to Lessor; (i) the name of the assignee or Sublessee; (ii) the nature of the assignee's or Sublessee's business to be conducted on the Property; (iii) the terms of the assignment or sublease; and (iv) such financial information as Lessor may reasonably request concerning the assignee or Sublessee.

     12.2 No Release or Waiver. Unless Lessor agrees in writing to the contrary, no subletting or assignment shall release Lessee from Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting hereof or amendments or modifications to this Lease with assignees of Lessee or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability hereunder.

     13. DEFAULTS; REMEDIES.

     13.1 Defaults. The occurrence and continuance of any one or more of the following events shall constitute an Event of Default by Lessee:

     (a) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a notice to pay rent or vacate pursuant to applicable unlawful detainer or other statutes, such notice shall also constitute the notice required by this subsection;

     (b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions hereof to be observed or performed by Lessee, other than described in Subsection a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee.

     (c) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined under the Federal Bankruptcy Code or any successor statute thereto or any other statute affording debtor relief, whether state or federal,

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(unless, in the case of a petition filed against Lessee, the same is dismissed within thirty (30) days), or admits in writing its present insolvency or inability to pay its debts as they mature; (iii) the appointment of a trustee or receiver to take possession of all or a substantial portion of Lessee's assets located at the Property or of Lessee's interest in this Lease; or (iv) the attachment, execution or other judicial seizure of all or a substantial portion of Lessee's assets located at the Property or of Lessee's interest in this Lease; and/or (e) The discovery by Lessor that any financial statement, warranty, representation or other information given to Lessor by Lessee, any assignee of Lessee, any Sublessee of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, in connection with this Lease, was materially false or misleading when made or furnished.

     13.2 Remedies. Upon the occurrence and during the continuance of an event of default by Lessee, Lessor may (but shall not be obligated), with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach, independently or simultaneously:

     (a) Terminate Lessee's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Property to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including accrued rent, the cost of recovering possession of the Property, expenses of reletting, reasonable attorney's fees, and any customary and normal real estate commission actually paid to third parties;

     (b) Reenter and take possession of the Property and relet or attempt to relet same for Lessee's account, holding Lessee liable in damages for all expenses incurred by Lessor in any such reletting and for any difference between the amount of rents received from such reletting and those due and payable under the terms hereof. In the event Lessor relets the Property, Lessor shall make reasonable efforts to lease the Property or portions thereof for such periods of time and such rentals and for such use and upon such covenants and conditions as Lessor, in its reasonable discretion, may elect, and Lessor may make such repairs to the Property as Lessor may deem reasonably necessary. Lessor shall be entitled to bring such actions or proceedings for the recovery of any deficits due to Lessor as it may deem advisable, without being obliged to wait until the end of the term, and commencement or maintenance of any one or more actions shall not bar Lessor from bringing other or subsequent actions for further accruals, nor shall anything done by Lessor pursuant to this Subsection 13.2(b) limit or prohibit Lessor's right at any time to pursue other remedies of Lessor hereunder;

     (c) Declare all rents and charges due hereunder immediately due and payable, and thereupon all such rents and fixed charges to the end of the term shall thereupon be accelerated, and Lessor may, at once, take action to collect the same by distress or otherwise. In the event of acceleration of rents and other charges due hereunder which cannot be exactly determined as of the date of acceleration and/or judgment, the amount of said rent and charges shall be as determined by trier of fact in a reasonable manner based on information such as previous fluctuations in the C.P.I. and the like;

     (d) Perform any of Lessee's obligations on behalf of Lessee in such manner as Lessor shall reasonably deem appropriate, including payment of any moneys necessary to perform such obligation or obtain legal advice, and all expenses incurred by Lessor in connection with the foregoing, as well as any other amounts necessary to compensate Lessor for all detriment caused by Lessee's failure to perform which in the ordinary course would be likely to result therefrom, shall be immediately due and payable from Lessee to Lessor upon Lessee's receipt of an invoice from Lessor for the same, with interest at the Default Rate; such performance by Lessor shall not cure the default of Lessee hereunder, unless Lessee reimburses Lessor for such performance within ten (10) days of demand for the same, and Lessor may proceed to pursue any or all remedies available to Lessor on account of Lessee's Event of default; if necessary Lessor may enter upon the Property after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which case no notice shall be required), perform any of Lessee's obligations with respect to which an Event of Default on the part of Lessee is in default; and/or

     (e) Pursue any other remedy now or hereafter available to Lessor under applicable law Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms hereof shall bear interest from the date due at the Default Rate.

     13.3 No Waiver. No reentry or taking possession of the Property by Lessor shall be construed as an election on its part to terminate this Lease, the acceptance of a surrender of the Property or release Lessee from any obligations hereunder, unless a written notice of such intention be given to Lessee. Notwithstanding any such reletting or reentry or taking possession, Lessor may at any time thereafter elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Lessor of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other or subsequent violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other or subsequent violation or default. The loss or damage that Lessor may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs which are the obligation of Lessee under this Lease undertaken by Lessor following possession. Subject to
Section 13.2, in addition to any other remedy Lessor may have, Lessor may recover from Lessee all damages Lessor may incur by reason of such default, including the cost of recovering the Property and the loss of rent for the remainder of the Lease term. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The delivery of keys to any employee or agent of Lessor shall not operate as a termination hereof or a surrender of the Property.

         13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to three percent (3%) of such arrearage. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. The parties agree that the payment of late charges and the payment of interest as provided elsewhere herein are distinct and separate from one another in that the payment of interest is to compensate Lessor for the use of Lessor's money by Lessee and the payment of late charges is to compensate Lessor for administrative and other expenses incurred by Lessor.

         13.5 Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at a rate per annum equal to 18% (the "Default Rate") from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this lease, provided, however, that interest shall not be payable on late charges incurred by Lessee. Notwithstanding any other term or provision hereof, in no event shall the total of all amounts paid hereunder by Lessee and deemed to be interest exceed the amount permitted by applicable usury laws, and in the event of payment by Lessee of interest in excess of such permitted amount, the excess shall be applied towards damages incurred by Lessor, if any, or returned to Lessee.

         13.6 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or other monetary obligation which Lessee is late in paying, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, monthly advance installments, payable at the same time as the rent is paid for the month to which it applies, in amounts required as estimated by Lessor to establish a fund for real property tax and insurance premiums on the Property which are payable by Lessee under the terms hereof. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this Section 13.6 are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, additional sums necessary to pay such obligations. All moneys paid to Lessor under this Section 13.6 may be intermingled with other monies of Lessor and shall not bear interest.

         13.7 Default by Lessor. Lessor shall not be in default unless (a) Lessor breaches its obligations under Section 23 or (b) Lessor fails to perform obligations required of Lessor within a reasonable time after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Property whose name and address shall have theretofore been furnished to Lessee in writing, specifying the obligation that Lessor has failed to perform.

         14. CONDEMNATION. If the Property or any portion thereof is taken under the power of eminent domain, or sold under the threat of the exercise of said power (either of which is herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty five percent (25%) of the Property or such portion thereof as will make the Property unusable for the purposes herein leased is taken by condemnation, Lessee may terminate this Lease by notice to the Lessor, in writing, only within thirty (30) days after Lessor shall have given Lessee written notice of such condemnation or pending condemnation (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession), such termination to take effect as of the date the condemning authority takes possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Property remaining, except that the rent shall be reduced in the proportion that the area of the Property taken bears to the total area of the Property, and Lessee shall have no other rights or remedies as a result of such condemnation. Both Lessor and Lessee shall have the right to claim and collect any award or settlement from the condemnation proceedings for damages to their respective interest in the Property, at their respective expense.

         15.  ESTOPPEL CERTIFICATE.

         15.1 Certificate. Lessee shall at any time upon not less than ten (10) business days' prior written notice from Lessor execute, acknowledge and deliver to Lessor and/or any lender or purchaser designated by Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if applicable, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed; provided, however, that if such statement from Lessee is not received within the time period set forth above, Lessor shall provide a second written notice and Lessee shall respond within five (5) business days. Any such statement may be conclusively relied upon by any purchaser or encumbrancer of the Property.

         15.2 Failure to Deliver Certificate. At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach by Lessee under this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and
(iii) that no rent has been paid in advance.

         15.3 Financial Statements. If Lessor desires to finance, refinance, or sell the Property, or any part thereof, Lessee hereby agrees to deliver to Lessor and any lender or purchaser designated by Lessor the past three (3) years financial statements of Lessee and any guarantor, in such detail as may be reasonably required by such lender or purchaser. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes of assessing the status of Lessee's tenancy and the value of the Property.

         16.  SUBORDINATION.

         Lessor agrees to utilize its reasonable best efforts to obtain a subordination, non-disturbance and attornment agreement on terms reasonably satisfactory to Lessee, with respect to all current and future mortgages encumbering all or a portion of the Property.

         17.  NOTICES.

         All notices, approvals, requests, consents and other communications given pursuant to this Lease shall be in writing and shall be deemed to have been duly given (i) when actually received by the addressee if hand delivered, sent by facsimile transmission (provided that any notice so sent shall also be mailed to the recipient), sent by private mail or courier service or sent by United States regular mail; or (ii) two days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid, addressed as follows or at such other address as either party may specify from time to time by notice to the other party:

                       TO LESSEE:         Wade Ford Buford, Inc.
                                          Attn: General Counsel
                                          5901 Peachtree Dunwoody Road
                                          Suite 2503
                                          Atlanta, Georgia 30328
                                          Telephone: 678-443-8100
                                          Facsimile: 678-443-8124

                              cc:         David S. Cooper
                                          Schnader Harrison Segal & Lewis LLP
                                          Suite 2800
                                          303 Peachtree Street N.E.
                                          Atlanta, Georgia 30308-3252
                                          Telephone: 404-215-8100
                                          Facsimile: 404-223-5164

                       TO LESSOR:              Alan K. Arnold
                                               9340 Collonade Trail
                                               Alpharetta, Georgia 30022
                                               Telephone: 770-664-7551
                                               Facsimile: 770-664-4757


                              cc:              Keith A. O'Daniel
                                               625 Brisbaine Manor
                                               Alpharetta, Georgia 30022-5575
                                               Telephone: 770-475-2365
                                               Facsimile: 770-475-2456

                    TO GUARANTOR:              Sunbelt Automotive Group, Inc.
                                               Attn: General Counsel
                                               5901 Peachtree Dunwoody Road
                                               Suite 2503
                                               Atlanta, Georgia 30328
                                               Telephone: 678-443-8100
                                               Facsimile: 678-443-8124


                    TO MORTGAGEE:              First Union National Bank
                                               Attn: Marsha Lee Dollar
                                               4570 Ashford Dunwoody Road
                                               Atlanta, Georgia 30346
                                               Telephone:
                                               Facsimile:


     18. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any of its employees or agents has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Property, and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Property, and the compliance thereof with all applicable laws and regulations in effect during the term hereof, except as otherwise specifically stated in this Lease.

     19. Attorney's Fees. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action shall be entitled to recover reasonable attorney's and legal assistant's fees and costs incurred in connection therewith, on appeal or otherwise, including those incurred in arbitration (other than any C.P.I. arbitration proceeding referenced in Section 4.4 above), mediation, administrative or bankruptcy proceedings and in enforcing any right to indemnity herein.

         20. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Lessor or Lessee (other than monetary payments, owed by Lessee to Lessor), Lessor or Lessee, as applicable, shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Lessor or Lessee, as applicable.

         21. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Property or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions hereof pertaining to the obligations of Lessee, but all options and rights of first refusal, if any, granted under the terms hereof shall be deemed terminated and be of no further effect during said month to month tenancy. If Lessee shall hold over without Lessor's express written consent, Lessee shall become a Lessee at sufferance and rental shall be due at a rate equal to 150% of the rent payable immediately prior to the expiration of the term. The foregoing provisions shall not limit Lessor's rights hereunder or provided by law in the event of Lessee's default.

         22. LESSOR'S ACCESS. Lessor and Lessor's agents shall have the right to enter the Property at reasonable times for the purpose of inspecting the same, posting notices of non-responsibility, showing the same to prospective purchasers, lenders, or Lessees, performing any obligation of Lessee hereunder of which Lessee is in default, all without being deemed guilty of an eviction of Lessee and without abatement of rent, Lessor hereby indemnifies and holds Lessee harmless from all loss, claims, damage, liability and expenses (including, without limitation, reasonable attorney's fees) incurred as a result of the exercise by Lessor of its rights hereunder. No provision hereof shall be construed as obligating Lessor to perform any repairs, alterations or to take any action not otherwise expressly agreed to be performed or taken by Lessor. Lessor may at any time place on or about the Property reasonable "For Sale" signs and Lessor may at any time during the last ninety (90) days of the term hereof place on or about the Property reasonable "For Lease" signs, all without rebate of rent or liability to Lessee.

         23. QUIET ENJOYMENT. Upon Lessee paying the rent for the Property and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Property for the entire term hereof subject to all of the provisions hereof.

         24. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title of the Property, and in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds previously delivered by Lessee to Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject to transfer of funds as aforesaid, be binding on Lessor's successors and assigns only during their respective periods of ownership.

         25. BINDING EFFECT; CHOICE OF LAW. This Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Georgia.

         26. SEVERABILITY. The invalidity of any provision hereof under applicable law shall in no way affect the validity of any other provision hereof.

         27.  TIME OF ESSENCE. Time is of the essence hereof.

         28. ADDITIONAL RENT; SURVIVAL. Any and all monetary obligations of Lessee under the terms hereof shall be deemed to be rent, shall be secured by any available lien for rent, and to the extent accrued shall survive expiration or termination of the term hereof.

         29. COVENANTS AND CONDITIONS. Each provision hereof performable by Lessee shall be deemed both a covenant and a condition.

         30. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

         31. AUTHORITY. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity, and Lessee shall, within fifteen
(15) days after execution hereof, deliver to Lessor evidence of such authority satisfactory to Lessor.

         32. CONSTRUCTION. Any conflict between the printed provisions hereof and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. The terms "Lessor" and "Lessee" shall include the plural and the singular and all grammar shall be deemed to conform thereto. If more than one person executes this Lease, their obligations shall be joint and several. The use of the words "include," "includes" and "including" shall be without limitation to the items which may follow.

         33. CAPTIONS. The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience or reference only, and are not to be deemed part of or used in construing this Lease.

         34. ARBITRATION. In the event of any dispute between the Lessor and Lessee with respect to any issue specifically mentioned in this Lease as a matter to be decided by arbitration, such dispute shall be determined by arbitration in accordance with the laws of the State of Georgia dealing with arbitration, or in the absence of such laws, the rules of the American Arbitration Association. The decision resulting from the arbitration shall be binding, final and conclusive on the parties, and a decision thereon may be entered by a court having jurisdiction.

     35.4  ENVIRONMENTAL COMPLIANCE.

     (a) Lessee shall not use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Property, or transport to or from the Property, any Hazardous Substance (as defined below), except in compliance with applicable Environmental Law, or allow any other person or entity to do so. Lessee shall keep and maintain the Property in compliance with, and shall not cause or permit the Property to be in violation of, any Environmental Laws (as defined below). It being agreed that Lessee has no obligations with respect to any pre-existing condition.

     (b) Lessee shall give reasonably prompt notice to Lessor of (i) any proceeding against or formal written inquiry to Lessee by any governmental authority (including without limitation the Georgia Environmental Protection Agency or Georgia Department of Health) with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to other property; and (ii) all claims received by Lessee that are made or threatened by any third party against Lessee, Lessor or the Property relating to any loss or injury resulting from any Hazardous Substance or Lessee's obtaining actual knowledge of any occurrence or condition on any real property adjoining or in the vicinity of the Property that may reasonably be expected to cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law or any regulation adopted in accordance therewith.

     (c) Lessee shall, indemnify and hold harmless Lessor, its directors, officers, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys' fees and costs) arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, transport or presence of a Hazardous Substance on, under, about, to or from the Property, including without limitation the costs of any necessary repair, cleanup or detoxification of the Property, in any way arising from the acts of Lessee.

     (d) "Environmental Laws" shall mean any federal, state or local law, statute, ordinance or regulation pertaining to the environmental conditions on, under or about the Property, including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act of 1976, as amended from time to time ("HRCRA"), 42 U.S.C. Sections 901 et seq. The term "Hazardous Substance" shall include without limitation: (i) those substances included within the definition of "hazardous substances,"

"hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in any Georgia Statute and in the regulations promulgated pursuant to any Georgia Statute; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iv) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (v) any material, waste or substance which is (1) petroleum, (2) asbestos, (3) polychlorinated biphenyls, (4) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq., or listed pursuant to
Section 307 of the Clean Water Act, (5) flammable explosive, or (6) radioactive materials.

         (e) Lessor shall have the right to inspect the Property and audit Lessee's operations thereon to ascertain Lessee's compliance with the provisions of this Lease at any reasonable time. Lessor shall have the right, but not the obligation, to enter upon the Property and perform any obligation of Lessee hereunder of which Lessee is in default, including without limitation any remediation necessary due to environmental impact of Lessee's operations on the Property, without waiving or reducing Lessee's liability for Lessee's default hereunder.

         (f) Lessor shall indemnify and hold harmless Lessee, its directors, officers, employees, agents, successor and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys' fees and costs) arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, transport or presence of a Hazardous Substance on, under, about, to or from the Property, in any way arising from the acts of Lessor, any predecessors-in-title of Lessor, any third party for which Lessor is responsible, or otherwise arising before the date hereof.

         (g) All of the terms and provisions of this Section 35 shall survive expiration or termination of this Lease for any reason whatsoever.

         36. GUARANTY OF LEASE.

         Guarantor hereby guarantees all of the obligations and duties of Lessee under this lease.

         LESSOR, LESSEE, AND GUARANTOR HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PROPERTY.

         IN WITNESS WHEREOF, the Parties have caused this Lease Agreement to be duly executed, effective as the date and year first above written.



                                       LESSEE:

Signed, Sealed and Delivered in        Wade Ford Buford, Inc.
the presence of:



/s/ K. LAMAR LESTER                    By:  /s/ ALAN K. ARNOLD
----------------------------------        ------------------------------------
Unofficial Witness                        Name:  ALAN K. ARNOLD
                                               -------------------------------
                                          Title:  President
                                                ------------------------------

KEITH A. O'DANIEL
----------------------------------
Notary Public
My Commission Expires:  1/11/00
                      ------------




                                       LESSOR:

Signed, Sealed and Delivered in        Wade Ford Buford, Inc.
the presence of:



/s/ K. LAMAR LESTER                    By:  /s/ ALAN K. ARNOLD
----------------------------------        ------------------------------------
Unofficial Witness                        Alan K. Arnold

KEITH A. O'DANIEL
----------------------------------
Notary Public
My Commission Expires:  1/11/00
                      ------------


Signed, Sealed and Delivered in         GUARANTOR:
the presence of:


/s/ D.S. GIBSON                        By:  /s/ C.K. YANCEY
----------------------------------        ------------------------------------
Unofficial Witness                        Name:  C.K. YANCEY
                                               -------------------------------
                                          Title:  COO
                                                ------------------------------

/s/
----------------------------------
Notary Public
My Commission Expires:  6/21/1999
                      ------------